UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

2017 ANNUAL MEETING OF SHAREHOLDERS

SUPPLEMENTAL INFORMATION

April 11, 2017

Dear Superior Stockholder:

Superior Industries International, Inc. (“Superior”) filed a definitive proxy statement, with the Securities and Exchange Commission on March 15, 2017 (our “Original Proxy”) relating to Superior’s 2017 annual meeting of stockholders to be held on April 25, 2017. The information included below supplements and clarifies the “Principal Accountant Fees and Services” section of “PROPOSAL NO. 4 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” as provided in our Original Proxy. We believe this provides important information for stockholders to review in connection with voting on items included in our Original Proxy.

Supplemental Clarification and Update to the “Principal Accountant Fees and Services” Section of Proposal No. 4 to Our Original Proxy

Below the table in the section entitled “Tax Fees” is an updated clarification of the tax fees billed to Superior by its independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), for professional services rendered for the years ended December 25, 2016 and December 27, 2015.

As the disclosure below the table highlights, the breakdown for the 2016 “Tax Fees” are properly associated with tax compliance, tax preparation/reporting and audit compliance services.

Fee Category	Fiscal 2016 Fees	Fiscal 2015 Fees
Audit Fees	$1,197,000	$1,251,000
Audit-Related Fees	6,000	32,720
Tax Fees	595,500	695,700
All Other Fees	909,000	157,730
Total Fees	$2,707,500	$2,137,150

Audit Fees. Consist of fees billed for professional services rendered for the integrated audit of Superior’s consolidated financial statements and of its internal control over financial reporting, for review of the interim consolidated financial statements included in quarterly reports and for the statutory audits for certain subsidiaries located in Mexico.

Audit-Related Fees. Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Superior’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations in connection with transactions, merger and acquisition due diligence, attest services that are not required to support the integrated audit of Superior’s consolidated financial statements and its internal controls over financial reporting and consultations concerning financial accounting and reporting standards.

Tax Fees.

2015 Tax Fees: Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, assistance with tax reporting requirements and audit compliance, assistance with customs and duties compliance, value-added tax compliance and tax advice on international, federal and state tax matters. Additionally, the tax fees include services for assistance with a corporate tax project that was undertaken and completed in 2015.

2016 Tax Fees: Consists of fees billed for professional services for tax compliance and tax preparation fees. These services include assistance regarding federal, state and international tax compliance, assistance with tax reporting requirements and audit compliance, assistance with customs and duties compliance, and value-added tax compliance.

All Other Fees. Consist of fees for professional services other than the services reported above, including permissible business process advisory and consulting services.

Therefore, in light of the considerations described above, we believe that the non-audit related fees paid by the Company to Deloitte & Touche LLP for the fiscal year ended December 25, 2016 were appropriate and our Board of Directors continues to recommend that you vote (1) “FOR” each of our director nominees and (2) “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017. We remind you that if you have already cast a vote contrary to our Board of Director’s recommendation on the foregoing matters (or have otherwise cast your vote), you may change your vote in accordance with the instructions included with our Original Proxy (see the “Can I change my vote after I have voted?” section contained therein).

Thank you for your ongoing support of, and continued interest in, Superior.

Donald J. Stebbins	Margaret S. Dano
President and Chief Executive Officer	Chairman of the Board

2